Exhibit 99.1

NovaBay Pharmaceuticals Appoints Andrew D. Jones Chief Financial Officer

EMERYVILLE, Calif. (May 5, 2020) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) announces the appointment of Andrew D. Jones as Chief Financial Officer and Treasurer, effective May 1, 2020. Mr. Jones brings to NovaBay more than 20 years of finance and accounting experience primarily in the life sciences industry. He replaces Lynn Christopher, who assumed these positions on an interim basis in April 2020 and will consult to NovaBay to support a smooth transition.

“We are delighted to secure a well-qualified professional to fill our executive finance position on a permanent basis and to do so very quickly,” said Justin Hall, NovaBay CEO. “Andrew has served every critical function in finance and accounting from high-level strategic planning and financial modeling, budgeting and cash management, to technical accounting, audit and tax compliance, and managing daily accounting operations. The breadth of his finance and accounting experience, his background in the life sciences industry and relevant public company accounting expertise make him an excellent fit.”

“Serving as NovaBay’s CFO will allow me to use my entire skillset in an executive capacity in a dynamic environment,” said Mr. Jones. “I’m committed to working closely with the NovaBay team to ensure financial accountability and prudence, and to achieve our goals for growth and business success.”

Mr. Jones most recently served as an independent consultant, helping companies to meet their accounting and finance requirements. He previously served as Vice President, Finance of MyoScience, Inc., a commercial-stage medical device company, through its acquisition by Pacira BioSciences in August 2019. In this position, he was responsible for senior management and Board-level reporting, and overseeing all accounting and finance functions, including strategic planning and business development decisions that resulted in revenue growth and gross margin improvements. Before that, Mr. Jones was Senior Director of Finance and Controller of Armetheon, Inc., a late-stage drug development company, and Corporate Controller of Asante Solutions, Inc., a medical device company acquired by Bigfoot Biomedical, Inc., and Genelabs Technologies, Inc., a Nasdaq-listed company subsequently acquired by GlaxoSmithKline. Earlier in his career he was Transaction Services, Senior Manager at PricewaterhouseCoopers providing clients with M&A advisory services, and a Senior Associate at Price Waterhouse, LLP. Mr. Jones received a BA in business administration from the University of Washington.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, CELLERX® for the aesthetic dermatology market, and NEUTROPHASE® for wound care market.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Risks relating to NovaBay’s business are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contact

Justin Hall

CEO and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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